                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/X/  Preliminary Proxy Statement           / / Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to
     sec.240.14a-11(c) or sec.240.14a-12

                                 WAVETECH, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 WAVETECH, INC.
                      5210 East Williams Circle, Suite 200
                              Tucson, Arizona 85711

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 21, 1997
--------------------------------------------------------------------------------

To the Stockholders of Wavetech, Inc.:

     The Annual Meeting of the stockholders of Wavetech, Inc., a New Jersey corporation (the "Company"), will be held at the offices of the Company, 5210 East Williams Circle, Suite 200, Tucson, Arizona 85711, on February 21, 1997, at 2:00 p.m. M.S.T. for the following purposes:

     1.          To elect six directors to serve a one-year term;

     2. To amend the Company's Certificate of Incorporation to change its name from Wavetech, Inc. to Interpretel International, Inc.;

     3. To amend the Company's Certificate of Incorporation to change its state of incorporation from New Jersey to Nevada;

     4. To ratify the adoption of the 1996 Stock Option Plan for employees and directors; and

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on December 31, 1996 (the "Record Date") are entitled to vote at the meeting and at any adjournment or postponement thereof. Shares can be voted at the meeting only if the holder is present or represented by proxy. A list of stockholders entitled to vote at the meeting will be available for inspection at the Company's corporate headquarters for any purpose germane to the Annual Meeting during ordinary business hours for ten (10) days prior to the meeting.

     A copy of the Company's 1996 Annual Report to Stockholders, which includes audited financial statements, is enclosed. Management and the Board of Directors cordially invite you to attend the Annual Meeting.


                                  By Order of the Board of Directors,

                                  Gerald I. Quinn
                                  President and Chief Executive Officer

Tucson, Arizona

January 27, 1997


--------------------------------------------------------------------------------
IMPORTANT: IT IS IMPORTANT THAT YOUR SHAREHOLDINGS BE REPRESENTED AT THIS MEETING. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 WAVETECH, INC.

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD FEBRUARY 21, 1997

                                TABLE OF CONTENTS

                                                                                                 PAGE

PROXY STATEMENT..................................................................................  1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...................................  1
         Voting and Revocation of Proxies........................................................  3
         Solicitation of Proxies.................................................................  3

ELECTION OF DIRECTORS............................................................................  3
         Meetings and Committees of the Board of Directors.......................................  6

EXECUTIVE COMPENSATION...........................................................................  6

SUMMARY COMPENSATION TABLE.......................................................................  6

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
OPTION VALUE AS OF AUGUST 31, 1996...............................................................  7

OPTION GRANTS IN LAST FISCAL YEAR................................................................  7
         Compensation of Directors...............................................................  7
         Employment Contracts....................................................................  8
         Stock Option Plan.......................................................................  8

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................................................  8

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT................................................  9

PROPOSAL NO. 1 - AMENDMENT OF CERTIFICATE OF INCORPORATION TO
CHANGE NAME OF CORPORATION FROM WAVETECH TO INTERPRETEL INTERNATIONAL, INC.......................  9

PROPOSAL NO. 2 -  REINCORPORATION FROM NEW JERSEY TO NEVADA......................................  9
         General  ...............................................................................  9
         Principal Reasons for the Reincorporation............................................... 10
         Certain Changes to the Company's Certificate of Incorporation........................... 10
         Certain Differences Between Nevada and New Jersey Corporation Law....................... 11
         Summary of Federal Income Tax Consequences of Reincorporation........................... 13
         Vote Required for Reincorporation and Board of Directors' Recommendation................ 13

PROPOSAL NO. 3 - RATIFICATION OF 1997 STOCK OPTION PLAN.......................................... 13

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS.................................................... 14

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING................................................ 14

OTHER BUSINESS................................................................................... 14

1996 ANNUAL REPORT ON FORM 10-KSB................................................................ 14

                                 WAVETECH, INC.
--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------
                 INFORMATION CONCERNING SOLICITATION AND VOTING

         The accompanying proxy is solicited by the Board of Directors of Wavetech, Inc., a New Jersey corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on February 21, 1997 (the "Annual Meeting"), or any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying form of proxy were mailed to all stockholders entitled to vote at the Annual Meeting on or about January 27, 1997. The corporate offices of the Company are located at 5210 East Williams Circle, Suite 200, Tucson, Arizona 85711 and its telephone number at that address is (502) 750-9093.

         Only stockholders of record at the close of business on December 31, 1996 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. On the Record Date, 14,114,441 shares of Common Stock, $.001 par value, were issued and outstanding. Each holder of Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of the Company's Common Stock held of record on the Record Date.

         The presence of a majority of the holders of the Common Stock in person or by proxy is required to constitute a quorum for the conduct of business at the Annual Meeting. Votes withheld from any director are counted for purposes of determining the presence of a quorum, but have no legal effect under New Jersey law. Abstentions and broker non-votes will also be included in the determination of the number of shares represented for a quorum. The proposals for which stockholder approval is being sought cannot be approved without the affirmative vote of the holders of a majority of the votes cast, in person or by proxy, at the Annual Meeting. At the Annual Meeting, the Company will appoint an Inspector of Election to count all votes and ballots and make a written report thereof.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of shares of Common Stock of the Company on December 31, 1996 by each director and executive officer, by all directors and executive officers as a group and by all persons known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock.

         The percentage ownership information set forth in the right hand column of the following table has been computed in accordance with Securities and Exchange Commission ("SEC") guidelines.

                                                         Number of Shares            Percent of
Name and Address of Beneficial Owner                     Beneficially Held           Ownership(1)
------------------------------------                     -----------------          ------------

Terence E. Belsham                                          1,079,023 (2)               7.59%
5210 E. Williams Circle, Suite 200
Tucson, Arizona 85711

Richard P. Freeman                                          1,029,023 (3)               7.26%
5210 E. Williams Circle, Suite 200
Tucson, Arizona 85711

Len B. Casebier                                               979,023                   6.94%
5210 E. Williams Circle, Suite 200
Tucson, Arizona 85711

Gerald I. Quinn                                               803,637 (4)               5.46%
5210 E. Williams Circle, Suite 200
Tucson, Arizona 85711

Donna S. Moore                                                 23,527                      0%
5210 E. Williams Circle, Suite 200
Tucson, Arizona 85711

Switch Telecommunications Pty Limited                       1,544,110                   11.0%
55 Mentmore Ave.
Rosebery, New South Wales 2018
Australia

ALL OFFICERS AND DIRECTORS AS A                             3,914,233 (2)(3)(4)        27.25%
GROUP (5 IN NUMBER)


----------------------------

(1) The percentages shown include the shares of Common Stock actually owned as of December 31, 1996 and the shares of Common Stock with respect to which the person had the right to acquire beneficial ownership within 60 days of such date pursuant to options. All shares of Common Stock that the identified person had the right to acquire within 60 days of December 31, 1996 upon the exercise of options are deemed to be outstanding when computing the percentage of the securities owned by such person, but are not deemed to be outstanding when computing the percentage of the securities owned by any other person.

(2) Includes 100,000 common shares issuable in connection with options to purchase common stock. The options are exercisable at $0.66 per share.

(3) Includes 50,000 common shares issuable in connection with options to purchase common stock. The options are exercisable at $0.66 per share.

(4) Includes 600,000 common shares issuable in connection with options to purchase common stock. The options are exercisable at $0.66 per share.

VOTING AND REVOCATION OF PROXIES

         All valid proxies received before the Annual Meeting and not revoked will be exercised. All shares represented by proxy will be voted, and where a stockholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. If no choice is indicated on the proxy, the shares will be voted in accordance with the recommendations of the Board of Directors as to such matters. Proxies may be revoked at any time prior to the time they are voted by: (a) delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy; or (b) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares; or (c) attending the meeting and voting in person.

SOLICITATION OF PROXIES

         The cost of soliciting proxies, including the cost of preparing and mailing the Notice and Proxy Statement, will be paid by the Company. Solicitation will be primarily by mailing this Proxy Statement to all stockholders entitled to vote at the meeting. Proxies may be solicited by officers and directors of the Company personally or by telephone or facsimile, without additional compensation. The Company may reimburse brokers, banks and others holding shares in their names for others for the cost of forwarding proxy materials and obtaining proxies from beneficial owners.

                              ELECTION OF DIRECTORS

         The Board of Directors currently consists of three members. Each director is elected each year to serve for a term of one year. Each director serves until his successor has been elected and qualified, or until his earlier resignation or removal.

         The Company has nominated its current directors, Terence E. Belsham, Richard P. Freeman and Gerald I. Quinn to be re-elected at the Annual Meeting. In addition, the Company has also nominated Richard Baillie, Terry Cuthbertson and Terrence H. Pocock for election at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Messrs. Belsham, Freeman, Quinn, Baillie, Cuthbertson and Pocock. In the event that any of such persons is unable or declines to serve as director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board of Directors to fill the vacancy. It is not expected that any of such persons will be unable or will decline to serve as director. If elected, the term of office of each of the nominees will continue until the next annual meeting of stockholders after election or until such director's successor has been duly elected and qualified.

         The names of all current directors, director-nominees and executive officers and certain information about them, are set forth on the following page.

Name                                   Age             Positions With Company
----                                   ---             ----------------------

Terence E. Belsham                     60              Chairman of the Company's Board of Directors

Gerald I. Quinn                        53              President, Chief Executive Officer, and a member of the
                                                       Company's Board of Directors

Richard P. Freeman                     39              Vice President, Investor Relations and Product Development,
                                                       and a member of the Company's Board of Directors

Lydia M. Montoya                       42              Chief Financial Officer

Donna S. Moore                         42              Vice President, Operations

Richard Baillie                        51              Director-Nominee

Terry Cuthbertson                      46              Director-Nominee

Terrence H. Pocock                     63              Director-Nominee

TERENCE E. BELSHAM was a co-founder of Interpretel, Inc. ("Interpretel"), a wholly owned subsidiary of the Company. Since it was founded in 1992 until May 1996, Mr. Belsham was the President and CEO of Interpretel. From March 1995 until May 1996, Mr. Belsham was the Company's President and CEO. Mr. Belsham has also served as the Company's Chairman of the Board since March 1995. From 1989 until 1992, Mr. Belsham was President of Intran Systems, Inc. From 1983 to 1989, Mr. Belsham owned Sinclair Associates, a real estate marketing and management firm. From 1965 to 1983, Mr. Belsham was President and owner of Lackie Manufacturing Company, Ltd., a jewelry manufacturing company in Canada. Mr. Belsham graduated from the business school of the University of Western Ontario. Mr. Belsham has been active in Rotary International, the Canadian Jeweler's Association and the 24 Karat Club.

GERALD I. QUINN has been the President of Interpretel (Canada) Inc., a subsidiary of the Company, since 1994. In May 1996, Mr. Quinn became the President, Chief Executive Officer and a director of the Company. From 1986 to 1994, Mr. Quinn was Vice President of University Affairs and Development at the University of Guelph, which is one of Canada's leading teaching and research universities. While at the University of Guelph, Mr. Quinn was responsible for marketing, image development and constituent relations, including telemarketing and the development of affinity programs. From 1975 until 1986, Mr. Quinn held many senior positions with Canada's largest college of applied arts and technology, including positions in which his responsibilities included advertising, promotion and marketing the institution. Since 1984, Mr. Quinn has served as a consultant to Cableshare Interactive Technology, Inc. ("Cableshare"), a Canadian public company that operates in the interactive television industry. Mr. Quinn is a director of Cableshare and chairs its board committee on mergers and acquisitions. Mr. Quinn is active in numerous civic and professional organizations and has been recognized for his work in marketing, sales, promotion and public relations by various trade organizations. Mr. Quinn has two arts degrees with majors in English, Economics and Political Science. Mr. Quinn's sister is married to Terrence H. Pocock.

RICHARD P. FREEMAN was a co-founder of Interpretel and has served as Interpretel's Vice President since 1993 and has been a director of the Company since March 1995. Prior to joining Interpretel, Mr. Freeman was a principal in several entrepreneurial companies in Arizona, which were primarily involved in the tourism and travel industries. Those companies included Desert Divers, a scuba retail and boat charter company, and Vacation, Etc., a tour and travel company which focused on corporate, leisure and adventure travel, wholesale tour operations and escorted senior travel. Mr. Freeman has also served as a consultant to several travel-related organizations, including the Business Radio Network, a national radio network. Mr. Freeman holds a Bachelor of Arts degree from the University of Arizona and is active in various civic and community organizations.

DONNA S. MOORE joined the Company in May 1993. Prior to joining the Company, Ms. Moore founded and operated two service-based businesses. From 1991 to 1995, Ms. Moore operated The Greeting Connection, a wholesale greeting card distributorship in southern Arizona. From 1981 to 1990, Ms. Moore operated Simonsen Generator Service, an industrial generator sales and service company in Tucson, Arizona. Ms. Moore has degrees in Consumer Services and Journalism/Communications from Iowa State University.

LYDIA M. MONTOYA joined the Company in September 1996 as its Chief Financial Officer. Ms. Montoya, a certified public accountant, was Controller of Ugly Duckling Car Sales from November 1992 to May 1994. Ugly Duckling operated nine Buy Here-Pay Here used car dealerships and financed and serviced retail installment contracts generated from the sale of used cars by its dealerships. From July 1987 to October 1992, Ms. Montoya was Director of Partnership Accounting for Verde Investments, Inc., a real estate development company that constructed, operated and sold over 5,000 apartment units. Ms. Montoya began her career with Coopers & Lybrand. Ms. Montoya has a B.S. in Accounting from the University of Arizona and a B.S. in sociology from Arizona State University.

RICHARD BAILLIE has been nominated to become a director of the Company upon election by the shareholders of the Company at the Annual Meeting. Mr. Baillie is the Director responsible for marketing and sales at Tech Pacific Australia Pty Ltd. ("Tech Pacific"). Tech Pacific is a telecommunications company with operations in Australia and the Pacific Rim. Tech Pacific is also the parent company of a major shareholder of the Company, Switch Telecommunications Pty Limited ("Switch"). Prior to joining Tech Pacific in 1990, Mr. Baillie held several senior positions with Telecom Australia (now Telstra), including that of General Manager responsible for sales, marketing and network service delivery for business customers in the Sydney region. During 1987 and 1988, Mr. Baillie worked with AT&T under a Telstra staff development program. Mr. Baillie holds a graduate Diploma of Business Administration and a Diploma in Industrial Relations. Mr. Baillie is a member of the Australian Institute of Company Directors, holds a Diploma of Company Directors and is a Director of the Australian Mobile Telecommunications Association.

TERRY CUTHBERTSON has been nominated to become a director of the Company upon election by the shareholders of the Company at the Annual Meeting. Mr. Cuthbertson is the Director of Finance of Tech Pacific Holdings, which is the parent company of Tech Pacific. Prior to joining Tech Pacific Holdings, Mr. Cuthbertson worked for the previous 25 years at KPMG Peat Marwick. While at KPMG Peat Marwick, Mr. Cuthbertson was a partner in both Audit Services and KPMG Corporate Services. Mr. Cuthbertson holds a Bachelor of Business from the University of Technology and is an Associate of the Institute of Chartered Accountants in Australia.

TERRENCE H. POCOCK has been nominated to become a director of the Company upon election by the shareholders of the Company at the Annual Meeting. Mr. Pocock is the Vice Chairman of Cableshare Interactive Technology Inc. ("Cableshare"), a Canadian public company he founded in 1973 that operates in the interactive television industry. Currently, Mr. Pocock is involved in technology oversight for the board of directors at Cableshare. From its inception in 1973 until 1992, Mr. Pocock was the CEO of Cableshare. While at Cableshare, Mr. Pocock was involved in product development and was responsible for obtaining several patents on interactive television technology. Mr. Pocock holds B.A., B Comm. and MBA degrees from various Canadian universities and is a graduate of the Canadian Royal Military College. Mr. Pocock is married to the sister of Gerald I. Quinn.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During fiscal 1996, the Board of Directors met 12 times. Each director attended all of the meetings held during fiscal 1996. The Company's Board of Directors has no committees.

                             EXECUTIVE COMPENSATION

         The following table summarizes all compensation paid to the Company's President (the Chief Executive Officer of the Company) and to the Company's other most highly compensated executive officer other than the President (collectively, the "Named Executive Officers"), for services rendered in all capacities to the Company during the fiscal years ended August 31, 1996, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE



                                                                                                     Long Term Compensation
                                                                                                             Awards
                                                                                                --------------------------------
                                                                  Annual Compensation           Restricted            Securities
                    Name and                         Fiscal       -------------------              Stock              Underlying
               Principal Position                     Year       Salary         Bonus             Award(s)            Option(s)
               ------------------                     ----       ------         -----             -------             ---------
Terence E. Belsham                                    1996      $85,000            $0             $979,023            200,000
Chairman of the Board (1)
                                                      1995      $60,000            $0             $0                       0

                                                      1994      $45,000            $0             $0                       0



Gerald I. Quinn                                       1996      $85,000            $0             $203,637            800,000
President and Chief Executive Officer (1)
                                                      1995      $58,000            $0             $0                  300,000

                                                      1994      $0                 $0             $0                       0


-------------------------

(1) Terence E. Belsham served as the Company's Chief Executive Officer until February 1996, at which time Gerald I. Quinn became the Company's Chief Executive Officer.

         The following table sets forth certain information concerning each exercise of stock options during the year ended August 31, 1996 by each of the Named Executive Officers and the aggregated fiscal year-end value of the unexercised options of each such Named Executive Officer.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       OPTION VALUE AS OF AUGUST 31, 1996


                                                                   Number of Unexercised                Value of Unexercised
                                                                          Options                           In-the-Money
                                                                   at Fiscal Year End (#)          Options at Fiscal Year End ($)
                        Shares Acquired      Value Realized    -----------------------------       --------------------------------
        Name            on Exercise (#)           ($)          Exercisable    Unexercisable        Exercisable       Unexercisable
       ------           ---------------          -----         -----------    --------------       -----------       --------------

Terence E. Belsham             0                   $0                   0         200,000                    $0            $0


Gerald I. Quinn                0                   $0             300,000         500,000                    $0            $0


         The following table sets forth information concerning individual grants of stock options made to the Named Executive Officers during the last fiscal year.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                            Percent of Total
                                                            Options Granted
                                      Options               to Employees in             Exercise              Expiration
Name                                Granted (#)               Fiscal Year             Price ($/Sh)               Date
----                                -----------               -----------             ------------               ----

Terence E. Belsham                     200,000                    18%                   $1.75(1)              May 2006

Gerald I. Quinn                        300,000                    73%                 $1.3875(1)              May 2006

                                       500,000                                          $1.75(1)              May 2006

---------------------


(1) In January of 1997, the Company's stock price had decreased significantly from the date these options were granted. In addition, the Company's board of directors approved the Company's 1997 Stock Option Plan. The Company's board of directors determined that these options were no longer providing appropriate incentives to the officers of the Company due to the significant decrease in market price of the Company's common stock. Accordingly, in January of 1997, the Company canceled these options and issued an equal number of options under the 1997 Stock Option Plan to these officers at a price of $0.66 per share, which was the closing bid price of the Company's stock on the date preceding the date of grant.

COMPENSATION OF DIRECTORS

         All Directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at Board meetings. Directors who are employees of the Company do not receive compensation for service on the Board other than their compensation as employees. Each director who is not an employee of the Company will receive an option to purchase 10,000 shares of the Company's common stock on the fifth day following the date that the Company publicly announces its annual operating results, provided that such director attended at least 75% of the meetings of the Company's Board of Directors in the preceding fiscal year.

EMPLOYMENT CONTRACTS

         On May 21, 1996, the Board of Directors approved a two-year employment agreement with Gerald I. Quinn for services as President and Chief Executive Officer. The agreement requires Mr. Quinn to devote his full time to the Company and provides for a salary of $85,000 annually. Mr. Quinn is also entitled to receive any fringe benefits extended to the employees of the Company, including medical, disability and life insurance. Mr. Quinn also has the right to receive certain sales commissions from the Company under the agreement.

         On May 21, 1996, the Board of Directors approved a one-year employment agreement with Terence E. Belsham for services as Chairman. In September 1996, the agreement was amended to eliminate Mr. Belsham's responsibilities as Chief Financial Officer because the Company retained Lydia Montoya to serve as its Chief Financial Officer. The agreement requires Mr. Belsham to devote his full-time to the Company and provides for a salary of $85,000 annually. Mr. Belsham is also entitled to receive any fringe benefits extended to the employees of the Company, including medical, disability and life insurance.

         On June 17, 1996, the Board of Directors approved a one-year employment agreement with Richard P. Freeman for services as Vice President. The agreement provides for a base salary of $72,000 per year. The agreement requires Richard
P. Freeman to devote his full time to the Company.

         After their initial terms, each of the above-described agreements continue at will, terminable with/on ninety days written notice by either party to the other. The agreements terminate upon the occurrence of any of the following events: (i) if the employee voluntarily terminates; (ii) the death of the employee; (iii) if the employee is unable to properly discharge his obligations under his employment agreement due to illness, disability or accident for three consecutive months or for a period aggregating six months in any continuous twelve months; (iv) if the employee is convicted of a crime of moral turpitude by a court of competent jurisdiction; (v) if the employee is convicted of a felony, except to the extent that the charge arises from an act taken at the board's direction; or (vi) if the employee is grossly negligent or guilty of wilful misconduct in connection with the performance of his duties, which negligence or misconduct, if curable, is not cured within fifteen days of a notice of cure by the Board or the Chairman of the Board. Each of the above-described agreements provides that the employee shall not compete with the Company during the term of the agreement and for a period of one year thereafter.

STOCK OPTION PLAN

         In January 1997, the Board of Directors of the Company approved the Company's 1997 Stock Option Plan. A description of the 1997 Stock Option Plan is contained under the caption Proposal No. 3 Ratification of 1997 Stock Option Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In August 1996, the Company entered into certain agreements with Switch, pursuant to which Switch was issued 1,544,110 shares of Common Stock of the Company in exchange for 5% of the outstanding common stock of Switch. The Company has also agreed to grant a warrant to Switch to purchase up to 2,000,000 shares of the Company's common stock at a price of $1.50 per share, in exchange for consideration of $20,000. The Company also licensed Switch to use certain technology of the Company in Australia and various other Asian countries.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by Exchange Act regulations to furnish the Company with copies of all Section 16(a) forms they file.

         In 1996, Messrs. Belsham, Freeman and Quinn failed to timely report the grant of certain stock options on Form 4's. In addition, Switch failed to timely report the acquisition of certain stock of the Company on Form 4.

          PROPOSAL NO. 1 - AMENDMENT OF CERTIFICATE OF INCORPORATION TO
             CHANGE NAME OF CORPORATION FROM WAVETECH TO INTERPRETEL
                               INTERNATIONAL, INC.

         At the Annual Meeting, the Company will seek stockholder approval of an amendment to its Certificate of Incorporation to change its name to Interpretel International, Inc. (the "Name Change Amendment"). The Board of Directors believes the proposed name will help the Company to establish an identity that is consistent with its current products and services, which are marketed under the Interpretel name. In addition, the Company believes that changing its name to Interpretel International, Inc. will eliminate certain confusion between the Company and an unrelated business entity that operates under the name Wave Tech Int. Inc. and is traded on the Nasdaq Stock Market under the symbol WAVT.

         The Company's Board of Directors approved the Name Change Amendment in January, 1997 and has directed that the Name Change Amendment be submitted to the stockholders of the Company for approval at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
         VOTE IN FAVOR OF RATIFICATION OF THE NAME CHANGE
         AMENDMENT.

       PROPOSAL NO. 2 -  REINCORPORATION FROM NEW JERSEY TO NEVADA

         GENERAL

         The Board of Directors has approved a plan of reorganization (the "Reincorporation") in which the Company's state of incorporation will be changed from New Jersey to Nevada. In preparation for the submission of this Proposal to the stockholders, Wavetech has formed a wholly owned Nevada subsidiary named Interpretel International, Inc. If the shareholders approve the reincorporation, Wavetech, Inc., will be merged into Interpretel International, Inc. Each outstanding share of stock of Wavetech, Inc., will be converted into one share of stock of Interpretel International, Inc. As a result, the existing shareholders of Wavetech will become shareholders of Interpretel International, Inc., and Wavetech will cease to exist. The term "the Company" refers to Wavetech, Inc., or Interpretel International, Inc., or both, as the context requires. Interpretel International, Inc. will be governed by Nevada law and new Articles of Incorporation and Bylaws, which will result in changes in the rights of shareholders.

         The Reincorporation will not result in any change in the business, management, assets, liabilities or net worth of the Company. Wavetech's stock certificates will be deemed to represent the same number of common shares as were represented by such Wavetech certificates prior to the Reincorporation. IT WILL NOT BE NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR WAVETECH STOCK CERTIFICATES FOR INTERPRETEL INTERNATIONAL, INC. STOCK CERTIFICATES. ALTHOUGH SHAREHOLDERS MAY EXCHANGE THEIR CERTIFICATES IF THEY WISH. Following the Reincorporation, previously outstanding Wavetech stock certificates will constitute "good delivery" in connection with a sale through a broker, or otherwise of shares of Interpretel International, Inc.

         As part of the Reincorporation, Interpretel International, Inc. will assume all of the obligations of Wavetech under Wavetech's stock option plan. If the Reincorporation is approved, options outstanding under the option plans will be exercisable for shares of Interpretel International, Inc., and employees participating in the option plans will purchase shares of Interpretel International, Inc. All of the employee benefit plans and arrangements are expected to be continued without change.

         If approved by the shareholders, it is anticipated that the Reincorporation will be effected as soon as practicable following the Annual Meeting. The Plan and Merger provides that the Reincorporation may be abandoned by the Board of Directors after approval by the shareholders of Wavetech. However, the board of directors presently intends to proceed with the Reincorporation following shareholder approval.

         PRINCIPAL REASONS FOR THE REINCORPORATION

         Advantages of Nevada Corporation Law. The State of Nevada maintains a modern and flexible corporation law similar to Delaware's, which is frequently revised to meet changing business conditions. As a result, Nevada has become a preferred domicile for many major American corporations. Also, because of Nevada's increasing significance as the state of incorporation for many corporations, the Nevada judiciary has become particularly familiar with matters of corporation law. Further, because Nevada's law is modeled on Delaware's, Delaware's well-developed body of court decisions is influential in Nevada courts.

         No Tax on Share Dividends. New Jersey includes dividends in its definition of gross income and thus are taxable to shareholders. Under Nevada law, however, dividends paid by Nevada corporations are not taxed when the corporate stock is owned by nonresidents or foreign corporations. Also, Nevada does not tax capital gains.

         CERTAIN CHANGES TO THE COMPANY'S CERTIFICATE OF INCORPORATION

         Upon effectiveness of the Reincorporation, the Company will be governed by new Articles of Incorporation and Bylaws and the Certificate of Incorporation for the Company in New Jersey will no longer govern the Company's affairs. The Company's new Articles of Incorporation will contain provisions that differ from the Company's existing New Jersey Certificate of Incorporation.

         The new Articles of Incorporation authorize the Board of Directors of the Company, without any vote or action of the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications, limitations and restrictions thereof, including dividend rights, conversion and voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series. The issuance of preferred stock may have the effect of delaying, deterring or preventing a change in control of the Company. Further, the issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. The Company has no present plans to issue any shares of preferred stock.

         In addition to the issuance of preferred stock, the Company's new Articles of Incorporation and Bylaws contain a number of provisions relating to corporate governance and the rights of stockholders, which differ from the Company's existing Certificate of Incorporation. These provisions: (i) permit the removal of directors only for cause and only by vote of stockholders owning two-thirds of the voting power of the Company; (ii) impose conditions on the ability of stockholders to nominate persons for the position of director; (iii) prohibit stockholders from calling special meetings; and (vi) require the consent of the board of directors or the "disinterested" members thereof and/or the affirmative vote of two-thirds of the Company's voting stock, excluding stock owned by interested stockholders, to effect certain business combinations with interested stockholders. An interested stockholder for purposes of this provision means a person who, together with affiliates or associates, beneficially owns or beneficially owned within the preceding two-year period, 10% or more of the Company's combined voting power. The provisions included in the Company's Articles of Incorporation and certain provisions in the Bylaws may not be amended or repealed without the affirmative vote of two-thirds of the Company's voting stock, excluding, with respect to the business combination provision, stock owned by interested stockholders.

         The Company believes that these provisions will promote the stability and continuity of the Board of Directors of the Company and assure that stockholders will receive adequate notice of and an opportunity to consider actions by stockholders that could materially affect the Company. However, these provisions could have the effect of deterring unsolicited takeovers or delaying or preventing changes in control or management of the Company, including transactions in which stockholders might otherwise receive a premium for their shares over then-current market prices. In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interest.

         CERTAIN DIFFERENCES BETWEEN NEVADA AND NEW JERSEY CORPORATION LAW

         In addition to the matters discussed above, Nevada law differs in many other respects from New Jersey law. Certain differences that could materially affect the rights of shareholders are as follows:

         Loans to Directors, Officers and Employees. Under Nevada law, a corporation may make loans to or guarantee the obligations of its officers or other employees and those of its subsidiaries when such action, in the judgment of the directors, is fair to the corporation. Such loans and guarantees are also permitted under New Jersey law, but only if it is in the best interest of the corporation. The Board of Directors has no present intention of making loans or guaranteeing obligations of its officers or employees.

         Dissolution. Both New Jersey and Nevada law require approval by a majority of the total voting power and approval by a majority of the Board of Directors, or approval by all of the shareholders, to authorize dissolution of a corporation. New Jersey law also allows a corporation to include in its certificate of incorporation a provision which allows any shareholder or shareholders to effect a dissolution at will or upon the occurrence of a specified event. Both New Jersey and Nevada law allow a corporation to include in its certificate or articles of incorporation a supermajority voting requirement in connection with dissolutions. Neither Wavetech's certificate of incorporation nor Interpretel International, Inc.'s articles of incorporation presently contains any supermajority voting requirement with respect to dissolution.

         Payment of Dividends and Repurchase of Shares of Common Stock. Under Nevada and New Jersey law, a corporation may pay dividends only so long as such distribution does not render the corporation insolvent. One key difference between Nevada and New Jersey law is that in Nevada, a director is fully protected in relying in good faith upon the books of account of the corporation or statements prepared by any of its officials as to the value and amount of assets, liabilities or net profits of the corporation or other facts pertinent to the existence and amount of money from which distributions may properly be declared. No similar provision exists in the New Jersey statutes.

         Both Nevada and New Jersey law allow corporations to repurchase their capital stock. Unlike Nevada, New Jersey allows a corporation to reacquire its shares even though it causes net assets to become less than the liquidation preferences of outstanding shares, unless the certificate of incorporation contains a restriction. Also under New Jersey law, a corporation may repurchase its own shares out of capital surplus and out of share capital in certain instances. No such provisions are found in Nevada law.

         Neither Wavetech nor Interpretel International, Inc. currently intends to pay dividends or repurchase its capital stock. Nevertheless, the differences between New Jersey law and Nevada law could affect dividend payments or share repurchases in the future.

         Removal of Directors. Under the Nevada Code, any one or all of the directors of a corporation may be removed without cause by the holders of not less than two-thirds of the voting power of a corporation's stock. The Nevada Code also permits articles of incorporation to require the concurrence of a percentage greater than two-thirds of the voting stock in order to remove a director. Interpretel International, Inc.'s articles of incorporation will not contain such a requirement.

         Indemnification of Officers and Directors and Advancement of Expenses. New Jersey and Nevada have nearly identical provisions regarding indemnification by a corporation of its officers, directors, employees, and agents for claims against such persons as a result of their position. New Jersey and Nevada law differ slightly in their provisions for advancement of expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding. New Jersey law provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit, or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the corporation. Thus, a corporation has the discretion to decide whether or not to advance expenses. Nevada law provides for similar advancement of expenses. In addition, however, the articles of incorporation, bylaws, or an agreement made by the corporation may provide that the corporation must pay advancements of expenses as they are incurred in advance of the final disposition of the action, suit, or proceeding upon receipt by the Company of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

         Limitation on Personal Liability of Directors. New Jersey corporations are permitted to adopt charter provisions limiting, or even eliminating, the liability of a director of a company and its stockholder from monetary damages for breach of fiduciary duty as a director, provided that such liability does not arise from certain proscribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or that involve a knowing violation of the law or liability of the corporation based on unlawful dividends or distributions or improper personal benefit. Nevada law permits the adoption of provisions in the articles of incorporation limiting personal liability but differs from New Jersey's provision in one respect. While the New Jersey provision excepts from limitation of liability a breach of the duty of loyalty, the Nevada counterpart does not contain this exception.

         Under the laws of either state, the charter provision will not have any effect on the availability of equitable remedies such as an injunction or recision based upon a breach of the duty of care, or on liabilities that arise under certain federal statutes such as the securities laws.

         SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF REINCORPORATION

         The Company has been advised by Addison, Roberts & Ludwig, P.C., that, for federal income tax purposes, no gain or loss will be recognized by the holders of Wavetech shares as a result of the consummation of the Reincorporation and no gain or loss will be recognized by Wavetech or Interpretel International, Inc. In addition, Addison, Roberts & Ludwig, P.C. has advised that each former holder of Wavetech shares will have the same basis in the Interpretel International, Inc. stock received by him pursuant to the Reincorporation as he has in the Wavetech shares held by him at the time of consummation of the Reincorporation, and his holding period with respect to such Interpretel International, Inc. stock will include the period during which he held the corresponding Wavetech shares, provided the latter were held by him as capital assets at the time of consummation of the Reincorporation.

         VOTE REQUIRED FOR REINCORPORATION AND BOARD OF DIRECTORS'
         RECOMMENDATION

         Approval of the Plan of Merger and the Reincorporation provided for therein will require the affirmative vote of a majority of the outstanding shares of Wavetech common stock.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
         APPROVAL OF THE PLAN OF MERGER AND THE REINCORPORATION FROM NEW JERSEY TO NEVADA.

          PROPOSAL NO. 3 - RATIFICATION OF 1997 STOCK OPTION PLAN

         The Board of Directors has approved a 1997 Stock Option Plan (the "1997 Plan") and recommends that such Plan be approved by the stockholders. Employees (including officers) and directors are eligible to receive options under the 1997 Plan, under which 2,600,000 shares of Common Stock are authorized for issuance. As of January 1997, options to purchase 2,200,000 of such shares have been granted; such options have terms of up to ten years, with exercise prices of $0.28 to $0.66 per share, which is generally the fair market value of the underlying shares as of the date of grant. Options are generally subject to a five-year vesting schedule.

         The 1997 Plan provides for the granting to employees of either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options. Directors, officers and other employees of the Company who, in the opinion of the Board of Directors, are responsible for the continued growth and development and financial success of the Company are eligible to be granted options under the 1997 Plan. Generally, the exercise price of options granted under the 1997 Plan must be not less than the fair market value of the underlying shares on the date of grant, and the term of each option may not exceed ten years. Incentive stock options granted to persons who have voting control over 10% or more of the Company's capital stock are granted at 110% of the fair market value of the underlying shares on the date of grant and expire five years after the date of grant.

         The 1997 Plan provides the Board of Directors with the discretion to determine when options granted thereunder shall become exercisable. Generally, such options may be exercised after a period of time specified by the Board of Directors at any time prior to expiration, so long as the optionee remains employed by the Company. No option granted under the 1997 Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by the optionee.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
         APPROVAL OF THE 1997 STOCK OPTION PLAN.

                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Addison, Roberts & Ludwig, P.C., independent public accountants, to audit the consolidated financial statements of the Company for fiscal 1997. Addison, Roberts & Ludwig, P.C. representatives are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

         Any stockholder proposals intended to be presented at the Company's next annual meeting of stockholders must be received by the Company no later than October 24, 1997, to be evaluated by the Board for inclusion in the proxy statement for that meeting.

                                 OTHER BUSINESS

         The Board of Directors is not aware of any other business to be considered or acted upon at the Annual Meeting. If any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                        1996 ANNUAL REPORT ON FORM 10-KSB

         The Company files annual reports on Form 10-KSB with the SEC. A copy of the annual report for the fiscal year ended August 31, 1996 (except for certain exhibits thereto) may be obtained, free of charge, upon written request by any stockholder to Wavetech, Inc., 5210 East Williams Circle, Suite 200, Tucson, Arizona 85711, Attention: Stockholder Relations. Copies of all exhibits to the annual report are available upon a similar request, subject to payment of a $0.20 per page charge to reimburse the Company for its expenses in supplying any exhibit.

                                         By Order of the Board of Directors,


                                         Gerald I. Quinn
                                         President and Chief Executive Officer

Tucson, Arizona
January 27, 1997

PROXY                          WAVETECH INC.                               PROXY
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WAVETECH, INC.
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder of Wavetech Inc., a New Jersey corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated January 27, 1997 and hereby appoints Gerald I. Quinn and Terence E. Belsham and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on February 21, 1997 at 2:00 p.m. MST, at the Company's offices at 5210 East Williams Circle, Suite 200, Tucson, Arizona 85711 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

ELECTION OF DIRECTORS

Nominees:         Terence E. Belsham                          Richard P. Freeman
                  Gerald I. Quinn                             Richard Baillie
                  Terry Cuthbertson                           Terrence H. Pocock

/ / VOTE FOR all of the nominees listed above except those whose names are written in the space below (if any):


--------------------------------------------------------------------------------

/ /      WITHHOLD AUTHORITY to vote for all nominees.

Proposal No. 1 - Amendment of Certificate of Incorporation to change name of corporation from Wavetech, Inc. to Interpretel International, Inc.

/ /      VOTE FOR ratification of change of corporate name.

/ / WITHHOLD AUTHORITY to vote for ratification of the change of corporate name.

Proposal No. 2 - Reincorporation from New Jersey to Nevada.

/ /      VOTE FOR approval of reincorporation from New Jersey to Nevada.

/ / WITHHOLD AUTHORITY to vote for approval of reincorporation from New Jersey to Nevada.

Proposal No. 3 - Ratification of 1997 Stock Option Plan.

/ /      VOTE FOR ratification of the 1997 Stock Option Plan.

/ /      WITHHOLD AUTHORITY to vote for ratification of the 1997 Stock Option
         Plan.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE NOMINEES SET FORTH ABOVE, IN FAVOR OF PROPOSAL NO. 1, PROPOSAL NO. 2 AND PROPOSAL NO. 3 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

A majority of such attorneys or substitutes as shall be present and shall act at said Annual Meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.


                                         Dated:                           , 1997
                                               ----------------------------

                                             -----------------------------------
                                                  Signature

                                             -----------------------------------
                                                  Signature if Held Jointly

                                             -----------------------------------
                                                  Print Name(s)

(This Proxy should be dated, signed by the stockholder(s) and returned promptly in the enclosed envelope. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If shares are held by joint tenants or as community property, both should sign.)